EXHIBIT 99.1

WESTERN GAS PARTNERS ANNOUNCES

FIRST-QUARTER 2012 RESULTS

HOUSTON, May 2, 2012 – Western Gas Partners, LP (NYSE: WES) today announced first-quarter 2012 financial and operating results. Net income available to limited partners for the first quarter of 2012 totaled $43.8 million, or $0.48 per common unit (diluted). The Partnership’s first-quarter Adjusted EBITDA (1) was $84.8 million and Distributable cash flow (1) was $73.1 million, resulting in a Coverage ratio (1) of 1.59 times for the period.

Total throughput attributable to the Partnership for the first quarter of 2012 averaged 2,414 MMcf/d, 5 percent above the prior quarter and 10 percent above the first quarter of 2011. These results include the net throughput attributable to the Mountain Gas Resources assets acquired from Anadarko Petroleum Corporation for all periods of comparison and throughput attributable to the Platte Valley system beginning March 2011. Capital expenditures attributable to the Partnership, excluding acquisitions, totaled approximately $52.2 million during the first quarter of 2012. Of this amount, maintenance capital expenditures were approximately $5.8 million, or 7 percent of Adjusted EBITDA.

“Our first quarter was yet another quarter of strong, stable results,” said Western Gas Partners’ President and Chief Executive Officer, Don Sinclair. “While we believe that the current natural gas price environment creates challenges for our entire industry, the strength of our business model enables us to maintain the full-year guidance that we provided in February.”

The Partnership previously declared a quarterly distribution of $0.46 per unit for the first quarter of 2012, payable on May 14, 2012, to unitholders of record at the close of business on April 30, 2012, representing a 5-percent increase over the prior quarter and an 18-percent increase over the first-quarter 2011 distribution of $0.39 per unit. The first-quarter 2012 Coverage ratio of 1.59 times is based on the quarterly distribution of $0.46 per unit.

(1) Please see the tables at the end of this release for a reconciliation of non-GAAP to GAAP measures and calculation of the Coverage ratio.

CONFERENCE CALL TOMORROW AT 11 A.M. CDT

Management will host a conference call on Thursday, May 3, 2012, at 11 a.m. Central Daylight Time (12 p.m. Eastern Daylight Time) to discuss first-quarter 2012. To participate via telephone, please dial 877.621.4819 and enter participant code 71023847. Please call in 10 minutes prior to the scheduled start time. To access the live audio webcast of the conference call and slide presentation, please visit www.westerngas.com. A replay of the call will also be available on the Web site for approximately two weeks following the conference call.

Western Gas Partners, LP is a growth-oriented Delaware master limited partnership formed by Anadarko Petroleum Corporation to own, operate, acquire and develop midstream energy assets. With midstream assets in East, West and South Texas, the Rocky Mountains and the Mid-Continent, the Partnership is engaged in the business of gathering, processing, compressing, treating and transporting natural gas, condensate, natural gas liquids and crude oil for Anadarko and other producers and customers. For more information about Western Gas Partners, please visit www.westerngas.com.

This news release contains forward-looking statements. Western Gas Partners believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to safely and efficiently operate our assets; the ability to obtain new sources of natural gas supplies; the effect of fluctuations in commodity prices and the demand for natural gas and related products; the ability to meet projected in-service dates for capital growth projects; and construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures, as well as other factors described in the “Risk Factors” section of the Partnership’s most recent Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases by Western Gas Partners. Western Gas Partners undertakes no obligation to publicly update or revise any forward-looking statements.

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WESTERN GAS PARTNERS, LP CONTACT

Benjamin Fink, CFA

SVP, Chief Financial Officer & Treasurer

benjamin.fink@westerngas.com

832.636.6010

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of Distributable cash flow (non-GAAP) and Adjusted EBITDA (non-GAAP) to net income (GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management believes that the presentation of Distributable cash flow, Adjusted EBITDA and Coverage ratio are widely accepted financial indicators of a company’s financial performance compared to other publicly traded partnerships and are useful in assessing our ability to incur and service debt, fund capital expenditures and make distributions. Distributable cash flow, Adjusted EBITDA and Coverage ratio, as defined by the Partnership, may not be comparable to similarly titled measures used by other companies. Therefore, the Partnership’s consolidated Distributable cash flow, Adjusted EBITDA and Coverage ratio should be considered in conjunction with net income and other performance measures, such as operating income or cash flows from operating activities.

Distributable Cash Flow

The Partnership defines Distributable cash flow as Adjusted EBITDA, plus interest income, less net cash paid for interest expense (including amortization of deferred debt issuance costs originally paid in cash, offset by non-cash capitalized interest), maintenance capital expenditures and income taxes.

	Quarter Ended
	March 31,

thousands except Coverage ratio	2012		2011 (1)

Reconciliation of Net income attributable to Western Gas Partners, LP to Distributable cash flow and calculation of the Coverage ratio
Net income attributable to Western Gas Partners, LP	$ 48,163		$ 43,897
Add:
Distributions from equity investees	4,441		3,909
Non-cash equity-based compensation expense	4,066		1,928
Interest expense, net (non-cash settled)	81		—
Income tax expense	537		4,832
Depreciation, amortization and impairments (2)	25,931		22,938
Less:
Equity income, net	3,613		2,283
Cash paid for maintenance capital expenditures (2)	5,764		5,564
Capitalized interest	657		—
Cash paid for income taxes	72		—
Other income (2) (3)	62		1,754
Interest income, net (non-cash settled)	—		445

Distributable cash flow	$ 73,051		$ 67,458

Distribution declared for the quarter ended March 31, 2012 (4)
Limited partners	$ 41,756
General partner	4,297

Total	$ 46,053

Coverage ratio	1.59	x

(1)	Financial information has been recast to include results attributable to the Bison and MGR assets.

(2)

Includes the Partnership’s 51% share of depreciation, amortization and impairments; other expense; cash paid for maintenance capital expenditures; and other income attributable to Chipeta Processing LLC (“Chipeta”).

(3)	Excludes income of $0.4 million for each of the three months ended March 31, 2012 and 2011, related to a component of a gas processing agreement accounted for as a capital lease.

(4)	Reflects distribution of $0.46 per unit payable on May 14, 2012.

Reconciliation of GAAP to Non-GAAP Measures, continued

Adjusted EBITDA attributable to Western Gas Partners, LP (“Adjusted EBITDA”)

The Partnership defines Adjusted EBITDA as Net income attributable to Western Gas Partners, LP, plus distributions from equity investees, non-cash equity-based compensation expense, general and administrative expense in excess of the omnibus cap (if any), interest expense, income tax expense, depreciation, amortization and impairments, and other expense, less income from equity investments, interest income, income tax benefit, other income and other nonrecurring adjustments that are not settled in cash.

	Quarter Ended
	March 31,

thousands	2012	2011 (1)

Reconciliation of Net income attributable to Western Gas Partners, LP to Adjusted EBITDA

Net income attributable to Western Gas Partners, LP	$ 48,163	$ 43,897
Add:
Distributions from equity investees	4,441	3,909
Non-cash equity-based compensation expense	4,066	1,928
Interest expense	9,581	6,111
Income tax expense	537	4,832
Depreciation, amortization and impairments (2)	25,931	22,938
Less:
Equity income, net	3,613	2,283
Interest income, net – affiliates	4,225	4,670
Other income (2) (3)	62	1,754

Adjusted EBITDA	$ 84,819	$ 74,908

(1)	Financial information has been recast to include results attributable to the Bison and MGR assets.

(2)	Includes the Partnership’s 51% share of depreciation, amortization and impairments; other expense; and other income attributable to Chipeta.

(3)	Excludes income of $0.4 million for each of the three months ended March 31, 2012 and 2011, related to a component of a gas processing agreement accounted for as a capital lease.

Western Gas Partners, LP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Quarter Ended March 31,

thousands except per-unit amounts	2012	2011 (1)

Revenues
Gathering, processing and transportation of natural gas and natural gas liquids	$79,155	$70,357
Natural gas, natural gas liquids and condensate sales	128,486	105,889
Equity income and other, net	4,601	4,596

Total revenues	212,242	180,842

Operating expenses
Cost of product	83,156	67,183
Operation and maintenance	29,898	26,861
General and administrative	9,924	7,862
Property and other taxes	4,837	4,321
Depreciation, amortization and impairments	26,586	23,643

Total operating expenses	154,401	129,870

Operating income	57,841	50,972
Interest income, net – affiliates	4,225	4,670
Interest expense	(9,581)	(6,111)
Other income (expense), net	458	2,152

Income before income taxes	52,943	51,683

Income tax expense	537	4,832

Net income	52,406	46,851

Net income attributable to noncontrolling interests	4,243	2,954

Net income attributable to Western Gas Partners, LP	$48,163	$43,897

Limited partners’ interest in net income:
Net income attributable to Western Gas Partners, LP	$48,163	$43,897
Pre-acquisition net (income) loss allocated to Parent	—	(8,913)
General partner interest in net (income) loss	(4,339)	(1,448)

Limited partners’ interest in net income	$43,824	$33,536

Net income per unit – basic and diluted
Common units	$0.48	$0.43
Subordinated units (2)	$—	$0.41
Weighted average units outstanding – basic and diluted
Common units	90,690	52,145
Subordinated units (2)	—	26,536

(1)	Financial information has been recast to include results attributable to the Bison and MGR assets.

(2)	All subordinated units were converted to common units on a one-for-one basis on August 15, 2011.

Western Gas Partners, LP

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

thousands except number of units	March 31, 2012	December 31, 2011 (1)

Current assets	$66,666	$256,448
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	2,126,201	2,052,224
Other assets	267,334	268,954

Total assets	$2,720,201	$2,837,626

Current liabilities	$122,244	$76,596
Long-term debt	948,296	669,178
Asset retirement obligations and other	69,638	174,546

Total liabilities	$1,140,178	$920,320

Equity and partners’ capital
Common units (90,773,782 and 90,140,999 units issued and outstanding at March 31, 2012, and December 31, 2011, respectively)	$1,416,896	$1,495,253
General partner units (1,852,527 and 1,839,613 units issued and outstanding at March 31, 2012, and December 31, 2011, respectively)	33,456	31,729
Parent net investment	—	269,600
Noncontrolling interests	129,671	120,724

Total liabilities, equity and partners’ capital	$2,720,201	$2,837,626

(1)	Financial information has been recast to include results attributable to the Bison and MGR assets.

Western Gas Partners, LP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Quarter Ended March 31,

thousands	2012	2011 (1)

Cash flows from operating activities

Net income	$52,406	$46,851
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairments	26,586	23,643
Change in other items, net	15,574	1,476
Net cash provided by operating activities	$94,566	$71,970

Cash flows from investing activities

Capital expenditures	$(61,071)	$(21,010)
Acquisitions from affiliates	(463,232)	—
Acquisitions from third parties	—	(303,602)
Investments in equity affiliates	—	(93)
Proceeds from sale of assets to affiliates	—	153
Net cash used in investing activities	$(524,303)	$(324,552)

Cash flows from financing activities

Borrowings, net of debt issuance costs	$319,000	$556,340
Repayments of debt	(40,000)	(389,000)
Proceeds from issuance of common and general partner units, net of offering expenses	—	132,796
Distributions to unitholders	(43,027)	(30,564)
Contributions from noncontrolling interest owners	9,849	960
Distributions to noncontrolling interest owners	(5,145)	(4,364)
Net contributions from (distributions to) Parent	2,119	(9,819)
Net cash provided by financing activities	$242,796	$256,349

Net increase (decrease) in cash and cash equivalents	$(186,941)	$3,767
Cash and cash equivalents at beginning of period	226,559	27,074
Cash and cash equivalents at end of period	$39,618	$30,841

(1)	Financial information has been recast to include results attributable to the Bison and MGR assets.

Western Gas Partners, LP

OPERATING STATISTICS

(Unaudited)

	Quarter Ended March 31,

MMcf/d except per-unit amounts	2012	2011 (1)

Throughput

Gathering, treating and transportation (2)	1,298	1,366
Processing (3)	1,150	851
Equity investment (4)	236	187

Total throughput (5)	2,684	2,404

Throughput attributable to noncontrolling interests	270	218

Total throughput attributable to Western Gas Partners, LP	2,414	2,186

Gross margin per Mcf attributable to Western Gas Partners, LP (6)	$0.56	$0.55

(1)	Throughput has been recast to include volumes attributable to the Bison and MGR assets.

(2)	Excludes average NGL pipeline volumes from the Chipeta assets of 27 MBbls/d and 22 MBbls/d for the quarter ended March 31, 2012 and 2011, respectively.

(3)

Includes 100% of Chipeta, Granger, Hilight and Red Desert system volumes, and 50% of Newcastle system volumes for all periods presented, as well as throughput beginning March 2011 attributable to the Platte Valley system.

(4)

Represents the Partnership’s 14.81% share of Fort Union and 22% share of Rendezvous gross volumes and excludes 5 MBbls/d and 3 MBbls/d of oil pipeline volumes for quarter ended March 31, 2012 and 2011, respectively, representing the Partnership’s 10% share of average White Cliffs pipeline volumes.

(5)	Includes affiliate, third-party and equity-investment volumes.

(6)

Average for period. Calculated as gross margin, excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product, divided by total throughput attributable to Western Gas Partners, LP. Calculation includes income attributable to the Partnership’s investments in Fort Union, White Cliffs and Rendezvous and volumes attributable to the Partnership’s investments in Fort Union and Rendezvous.